EXHIBIT 32.2

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

                I, Ronald J. Lataille, Chief Financial Officer of UFP Technologies, Inc., a Delaware corporation (the “Company”), do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) that, to the best of my knowledge and belief:

(1)                The Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                The information contained in the Form 10-Q fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	/s/ Ronald J. Lataille
Ronald J. Lataille,
Chief Financial Officer

A signed original of these written statements required by Section 906 has been provided to UFP Technologies, Inc. and will be retained by UFP Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.